Execution Version

AMENDMENT TO CUSTODIAN AGREEMENT

This Amendment, dated as of December 2, 2019 and effective as of October 1, 2019 (the “Amendment”), is entered into by and between, STATE STREET BANK AND TRUST COMPANY, (the “Custodian”) and OHIO NATIONAL FUND, INC., on its own behalf and on behalf of each series of the Fund identified on Appendix A hereto (the “Fund”).

WHEREAS, the Custodian and the Fund entered into a Custodian Agreement dated as of May 2, 2016 (the “Agreement”); and

WHEREAS, the parties hereto wish to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

1.	Appendix A of the Agreement is hereby deleted in its entirety and replaced with the Appendix A attached hereto.

2.	The Fund and the Custodian hereby agree to be bound by all of the terms, provisions, covenants, and obligations set forth in the Agreement.

3.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

4.

This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer as of the date set forth above.

OHIO NATIONAL FUND, INC.

By:	/s/ Todd Brockman

Name:	Todd Brockman

Title:	Treasurer

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson

Name:	Andrew Erickson
Title:	Executive Vice President

Amendment to Custody Agreement

APPENDIX A
TO
MASTER CUSTODIAN AGREEMENT

Ohio National Fund, Inc.
ON Balanced Model Portfolio
ON BlackRock Advantage Large Cap Core Portfolio
ON BlackRock Advantage Large Cap Growth Portfolio
ON BlackRock Advantage Small Cap Growth Portfolio
ON BlackRock Balanced Allocation Portfolio
ON Bond Portfolio
ON Conservative Model Portfolio
ON Federated High Income Bond Portfolio
ON Federated Strategic Value Dividend Portfolio
ON Foreign Portfolio
ON Growth Model Portfolio
ON International Equity Portfolio
ON Janus Henderson Enterprise Portfolio
ON Janus Henderson Forty Portfolio
ON Janus Henderson Venture Portfolio
ON Moderate Growth Model Portfolio
ON Moderately Conservative Model Portfolio
ON Nasdaq-100® Index Portfolio
ON Risk Managed Balanced Portfolio
ON S&P 500® Index Portfolio
ON S&P MidCap 400® Index Portfolio